BERMAN & COMPANY, P.A.

Certified Public Accountants and Consultants

May 28, 2014

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: EAST SHORE DISTRIBUTORS, INC.
File Reference No. 000-55142

We have read East Shore Distributors, Inc.'s statements included in Item 4.01 on Form 8-K. We agree with such statements made regarding our firm.

We consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

Berman & Company, P.A.

Berman & Company, P.A.

551 NW 77th Street Suite 201 • Boca Raton, FL 33487
Phone: (561) 864-4444 • Fax: (561) 892-3715
www.bermancpas.com • info@bermancpas.com